UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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The Walt Disney Company
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Corporate Governance Update February 2017 © Disney

Overview Consistent strong performance achieved across key financial metrics and continued execution against our strategy, with growth driven in part by the record-breaking performance of the relaunched Star Wars franchise Executive compensation program supports our pay for performance philosophy, aligning compensation goals and targets with the creation of long-term shareholder value Our Board remains highly engaged and varied in tenure, diversity, experience and perspective Our corporate governance practices reflect an ongoing commitment to adopt emerging best practices as appropriate The Board recommends voting FOR the advisory resolution on executive compensation The Board recommends voting AGAINST the shareholder proposal requesting an annual report disclosing information regarding our lobbying policies and activities The Board recommends voting AGAINST the shareholder proposal requesting an amendment to our proxy access bylaw 2

Continued Strong Performance in FY 2016 12% $9,391 7% 6% $55,632 12% 17% $5.73 13% $14,681 $15,721 15% Diluted Earnings Per Share (EPS) (Reported) Net Income Attributable to Shareholders ($M) Segment Operating Income ($M) (1) Revenue ($M) Exceptional success of the Company’s relaunch of the Star Wars franchise Historic and successful opening of Shanghai Disney Resort 3 (1) For a reconciliation of segment operating income to net income, see Appendix A Continued advancement of synergies and creative successes across the entire Company Overall record-breaking Studio performance Positioning the Company to capitalize on changing patterns of media consumption through delivery of programming on emerging platforms Fortune named Disney as one of the most admired companies for 2016 Recent Strategic Achievements Support Long-term Value Creation FY 14FY 15FY 16 $13,005 $4.90 $4.26 7% $52,465 $48,813 $8,382 $7,501 Consistent Growth Across Key Financial Metrics (FY14 – FY16)

Strong Financial Performance and Shareholder Returns Generated During Mr. Iger’s Leadership Revenue Growth ($M) Diluted EPS (Reported) Growth TSR from Sept. 30, 2005 – Sept. 30, 2016 $5.73 $55,632 350% FY 2005 FY 2016 FY 2005 FY 2016 Market Cap Growth ($B) Net Income From Continuing Operations Growth ($M) $147.8 $9,391 The Walt Disney Company S&P 500 Media Peers * * Market cap-weighted TSR for The Walt Disney Company, CBS, Twenty-First Century Fox, Time Warner, Viacom, and Comcast FY 2005 FY 2016 FY 2005 FY 2016 4 $2,460 $45.8 187% 123% $31,374 $1.19 During this period, Disney’s shareholder returns significantly outpaced the broader market and peers, with Disney’s 10-year TSR outpacing the S&P 500 by 227% and Media peers by 163% As CEO, Mr. Iger has driven spectacular financial performance seen in the growth rates of key financial metrics from FY 2005 to FY 2016

Overview of CEO Compensation Program Elements Incentive to Disney’s stock price Equity Based Awards for the CEO 5 Long-Term Incentive Direct, substantial exposure performance, to create alignment with shareholder interests and the long-term strategy of the company No time-based RSU award Share Price Appreciation 3-Year Relative Total Shareholder Return (50%) 3-Year Relative Earnings Per Share Growth (50%) Stock Options (50%) Performance Based RSUs (50%) 92% of CEO pay is based on financial, strategic & share price performance Annual Cash Awards Cash Incentivizes performance at the high end of ranges for financial performance measures to drive meaningful growth over the prior year Financial Performance (70%) EPS (29%) Seg. Op. Inc. (25%) ROIC (25%) After-Tax FCF (21%) Other Performance (Strategic) (30%) Base Salary Evaluated on an annual basis (No change since 2012) Cash Reflects job responsibilities and provides competitive fixed pay to balance performance-based risks Performance Element Components Pay Philosophy Pay Element

Strong Pay for Performance Alignment Achieved Through Program Structure & Rigorous Target Setting Base 8% Structure: CEO pay is structured to be 92% performance-based to establish strong, direct links between CEO pay, the performance of the Company, and shareholder interests Long Term Performance-Based Compensation 52% 92% of compensation is performance-based Annual Performance-Based Compensation 40% FY 2014, 2015 and 2016 Actual Performance vs. Ranges Established at the Beginning of the Fiscal Year Financial Goal Setting: $11,250 (+3%) Despite strong, record-breaking performance in past years, the Compensation Committee continues to set annual bonus performance ranges that require year-over-year outperformance to achieve target $16,824 (+16%) $10,910 (+14%) 14.6% (+12%) $6.16 (+24%) $9,531 13.0% (+11%) $14,545 (+19%) $4.98 (+19%) 11.7% $12,263 $4.19 11.4% (+11%) $12,437 (+11%) $4.24 (+18%) 10.3% (+14%) $11,162 (+15%) $3.60 (+19%) $4,267 (+3%) $3,615 $4,138 (+14%) 9.0% $3.03 $9,687 FY 2014FY 2015FY 2016 FY 2014 FY 2015 FY 2016 FY 2014FY 2015FY 2016 FY 2014FY 2015FY 2016 Segment Operating Income ($M) (1) Adjusted EPS ($) (1) After-Tax Free Cash Flow ($M) (2) Return on Invested Capital (%) (2) Bonus vs. Multiple of the Target Bonus ($M) Bonus Payout: 190% 186% $30 $25 $20 $15 $10 $5 $0 200% 160% 120% 80% 167% Mr. Iger's FY 2016 bonus declined $2.3 million compared to fiscal 2015, because Company growth for fiscal 2016 was not quite as strong as the Company's growth in fiscal 2015 Variability in annual bonus award reflects the performance of the Company 40% 0% 6 FY14 FY15 FY16 (1) For a reconciliation of segment operating income to net income and of adjusted EPS to diluted EPS, see Appendix A (2)After-tax free cash flow and return on invested capital are calculated as set forth in Appendix A Annual Bonus Multiple of Target Bonus $22.8 (2%) $22.3 (10%) $20.0 Actual Performance

Corporate & Compensation Governance Practices Reflect Strong, Independent Oversight Compensation Governance Corporate Governance Independent Lead Director with clearly defined role Align pay with Company performance Require significant stock ownership (5x base salary for CEO) Proxy access right Majority voting in Director elections Have a double trigger provision upon a change of control Annually elected Board Employ an independent compensation consultant Shareholder ability to act by written consent Regularly review compensation program Shareholder ability to call a special meeting Annual disclosure of detailed political contributions Ø Prohibition on hedging and pledging of Company stock Highly engaged, diverse Board Ø No tax gross-ups for executives 9 of 11 Directors are independent Ø No excessive bonus payments (cap of 2x target bonus for all NEOs) Long-standing shareholder engagement practice Ø Discourage inappropriate risk taking through our compensation program Regular review of governance practices 7

Our Highly Engaged Board of Directors

Our Directors bring a diverse range of knowledge, perspective and experience to guide and drive long-term value for the Company and shareholders

Board of Directors



Robert A. Iger

Chairman and Chief Executive Officer, The Walt Disney Company



Orin C. Smith
Lead Director

Former President and Chief Executive Officer, Starbucks Corporation



Susan E. Arnold

Operating Executive, The Carlyle Group



John S. Chen

Executive Chair and Chief Executive Officer, Blackberry, Ltd.



Jack Dorsey

Chief Executive Officer, Twitter, Inc. and Chairman and Chief Executive Officer, Square Inc.



Maria Elena Lagomasino

Chief Executive Officer and Managing Partner, WE Family Offices



Fred H. Langhammer

Chairman, Global Affairs, The Estée Lauder Companies Inc.



Aylwin B. Lewis

Chairman, Chief Executive Officer and President, Potbelly Sandwich Works



Robert W. Matschullat

Former Vice Chairman and Chief Financial Officer, The Seagram Company Ltd.



Mark G. Parker

Chairman, President and Chief Executive Officer, NIKE, Inc.



Sheryl K. Sandberg

Chief Operating Officer, Facebook, Inc.

Directors Lagomasino and Parker joined the Board in the last 18 months

Independent and Diverse Perspectives



Independent
82%



Female
27%

Balanced Director Tenure



1-4 Years
3
5-10 Years
2
11-14 Years
5
15+
1

8

Shareholder Proposal on Lobbying Activities is Unnecessary and Would Create Redundancies Shareholder proposal: Requests the Company prepare an annually-updated report disclosing additional information regarding lobbying activities Disney currently provides substantial disclosure regarding our political and lobbying activities — The Company discloses on its website the contributions made directly and through our political action committees to candidates, political parties, and organizations that promote or oppose candidates or ballot initiatives — All political contributions are approved by the Company's Senior Vice President for Governmental Relations — In addition to filing reports regarding our lobbying with the U.S. House of Representatives and the U.S. Senate, the Company files extensive lobbying disclosure reports as required by state law — These reports detail the issues the Company lobbied on and the amounts expended on lobbying activities The proposal seeks further detail about Company activities, including contributions to trade associations - These details would be misleadingly suggestive of the control we exercise over such organizations - Disclosing such information would put the Company at a disadvantage to our adversaries on policy issues by revealing the Company’s priorities and methods and would not provide meaningful new information to our shareholders 9 The Board urges shareholders to vote AGAINST this proposal that asks for disclosure beyond that required by other companies, placing the Company at a strategic disadvantage without providing meaningful new information to shareholders

Disney’s Current Proxy Access Bylaw Reflects Shareholder Input and Market Best Practices Shareholder proposal: Requests amendments to existing proxy access bylaw to increase the number of allowed shareholder nominee directors (from 20% of the board or 2, to 25% of the board or 2), remove limitations on the number of shareholders that can form a nominating group, and remove the limitation on the re-nomination of shareholder nominees Current proxy access bylaw reflects the input of our major shareholders and is consistent with widely accepted market standards Current bylaw allows a group of up to 20 shareholders holding an aggregate of 3% of the outstanding shares of the Company for at least three years to have Director nominees representing up to 20% of the Board (or 2) included in the Company's proxy statement In crafting the bylaw, the Board sought to achieve the appropriate balance between accommodating investors' interests in proxy access while protecting against the disruption that could arise from a proxy access right The Board has considered and rejected the three provisions set out in the proposal as they upset the balance reflected in the current bylaw — — — 10 The Board urges shareholders to vote AGAINST this proposal that would upset the balance between shareholder interests and Board stability reflected in Disney’s proxy access bylaw

Appendix A

Reconciliation of Non-GAAP Measures This proxy statement includes aggregate segment operating income and earnings per share excluding certain items affecting comparability, which are important financial measures for the Company but are not financial measures defined by Generally Accepted Accounting Principles (GAAP). These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as an alternative measure of net income or earnings per share as determined in accordance with GAAP. These measures as we have calculated them may not be comparable to similarly titled measures reported by other companies. The Company evaluates the performance of its operating segments based on segment operating income, and management uses aggregate segment operating income as a measure of the performance of operating businesses separate from non-operating factors. The Company believes that information about aggregate segment operating income assists investors by allowing them to evaluate changes in the operating results of the Company’s portfolio of businesses separate from non-operational factors that affect net income, thus providing separate insight into both operations and the other factors that affect reported results. A reconciliation of segment operating income to net income is as follows (dollars in millions): 12

Reconciliation of Non-GAAP Measures (Cont’d) The Company uses earnings per share excluding certain items affecting comparability to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period. The Company believes that information about earnings per share exclusive of these impacts is useful to investors, particularly where the impact of the excluded items is significant in relation to reported earnings, because the measure allows for comparability between periods of the operating performance of the Company’s business and allows investors to evaluate the impact of these items separately from the impact of the operations of the business. A reconciliation of earnings per share to earnings per share excluding certain items affecting comparability is as follows: 13

Reconciliation of Non-GAAP Measures (Cont’d) For purposes of the annual performance-based bonuses, "after-tax free cash flow" was defined as cash provided by operations plus cash paid for restructuring costs and less investments in parks, resorts and other properties, all on an equity basis (i.e., including Euro Disney, Hong Kong Disneyland and Shanghai Disney Resort as if they were equity investments rather than on a consolidated basis). For purposes of the annual performance-based bonuses "return on invested capital" was defined as the aggregate segment operating income less corporate and unallocated shared expenses (both on an after-tax basis), divided by average net assets (including net goodwill) invested in operations, all on an equity basis (i.e., including Euro Disney, Hong Kong Disneyland and Shanghai Disney Resort as if they were equity investments rather than on a consolidated basis). 14